UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2010
INVACARE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 28, 2010, Invacare Corporation (the “Company”) entered into a new credit agreement (the “New Credit Agreement”) which provides for a $400 million senior secured revolving credit facility maturing in October 2015.
     Pursuant to the terms of the New Credit Agreement, the Company, certain of its foreign subsidiaries and certain additional foreign subsidiaries that may become parties to the New Credit Agreement may from time to time borrow, repay and re-borrow up to an aggregate outstanding at any one time of $400 million under the new senior secured revolving credit facility, subject to customary conditions. The New Credit Agreement also provides for the issuance of swing line loans and letters of credit.
     A portion of the proceeds from the New Credit Agreement will be used to: (a) repay in full all amounts outstanding under the Credit Agreement, dated as of February 12, 2007, among the Company, the guarantors party thereto, and the lenders party thereto and related agreements and documents (as amended, the “Prior Credit Agreement”); (b) help finance the Company’s repurchase of any and all of the approximately $146 million in outstanding principal amount of the Company’s 9 3/4% Senior Notes due 2015 (the “Senior Notes”), including in connection with the tender offer for the Senior Notes currently being conducted by the Company and (c) pay related fees and expenses. The proceeds of the borrowings under the New Credit Agreement otherwise may be used to provide working capital and for other general corporate purposes.
     Borrowings under the new senior secured revolving credit facility will bear interest, at the Company’s election, at (i) the London Inter-Bank Offer Rate (“LIBOR”) plus a margin; or (ii) a Base Rate Option plus a margin. The applicable margin is based on the Company’s leverage ratio and at the time of entry into the New Credit Agreement, the applicable margin was 2.50% per annum for LIBOR loans and 1.50% for the Base Rate Option loans. In addition to interest, the Company is required to pay commitment fees on the unused portion of the senior secured revolving credit facility. The commitment fee rate is initially 0.40% per annum and, like the interest rate spreads, is subject to adjustment thereafter based on the Company’s leverage ratio.
     The obligations of the borrowers under the New Credit Agreement are secured by substantially all of the Company’s U.S. assets and are guaranteed by substantially all of the Company’s material domestic and foreign subsidiaries.
     The New Credit Agreement contains certain covenants that are customary for similar credit arrangements, including covenants relating to, among other things, financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, investments, payment of dividends, repurchases of capital stock, acquisitions, transactions with affiliates, and capital expenditures. There also are financial covenants that require the Company to maintain a maximum leverage ratio (consolidated funded indebtedness to consolidated EBITDA, each as defined in the New Credit Agreement) of no greater than 3.50 to 1, and a minimum interest coverage ratio (consolidated EBITDA to consolidated interest charges, each as defined in the New Credit Agreement) of no less than 3.50 to 1. The New Credit Agreement also requires the Company to redeem, purchase or repurchase no less than $100 million in principal amount of the Senior Notes and/or the Company’s 4.25% Convertible Senior Subordinated Debentures due 2027 (the “Convertible Notes”) by February 28, 2011. After that date, the Company may redeem, purchase or repurchase the Senior Notes and/or the Convertible Notes so long as no event of default is then occurring or would be caused thereby and the Company’s leverage ratio after such redemption, purchase or repurchase is not more than 3.00 to 1.
     The New Credit Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control.
     Under the New Credit Agreement, PNC Bank, National Association, serves as Administrative Agent, KeyBank National Association and Bank of America, N.A., serve as Co-Syndication Agents, RBS Citizens, N.A. serves as Documentation Agent, and PNC Capital Markets LLC, KeyBank National Association and Banc of America Securities LLC, serve as Joint Lead Arrangers and Joint Bookrunners.
     Certain of the lenders under the New Credit Agreement and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, for which the Company has paid and intends to pay customary fees. Also, certain of the lenders were a party to the Prior Credit Agreement.
     The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the New Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer for the Senior Notes is being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010 and is not being made to holders of such notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 1.02.	Termination of a Material Definitive Agreement.
     In connection with entering into the New Credit Agreement, on October 28, 2010, the Company terminated the Prior Credit Agreement. The information relating to the Prior Credit Agreement set forth above under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.
     On October 28, 2010, the Company issued a press release announcing the completion of the New Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated as of October 28, 2010, by and among Invacare Corporation, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, KeyBank National Association and Bank of America, N.A., as Co-Syndication Agents, RBS Citizens, N.A. as Documentation Agent, and PNC Capital Markets LLC, KeyBank National Association and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release, dated October 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation (Registrant)
Date: October 29, 2010	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated as of October 28, 2010, by and among Invacare Corporation, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, KeyBank National Association and Bank of America, N.A., as Co-Syndication Agents, RBS Citizens, N.A. as Documentation Agent, and PNC Capital Markets LLC, KeyBank National Association and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release, dated October 28, 2010.